UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 23, 2007

                              Compuware Corporation
             (Exact Name of Registrant as Specified in its Charter)

                        Commission File Number: 000-20900

                    Michigan                                 38-2007430
        (State or other jurisdiction of                  (I.R.S. Employer
         incorporation or organization)                  Identification No.)

     One Campus Martius, Detroit, Michigan                   48226-5099
   (Address of Principal Executive Offices)                  (Zip Code)

      (Registrant's telephone number, including area code): (313) 227-7300

                             ---------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Compensatory Arrangement of Certain Officers.

      (e) On July 23, 2007, Compuware Corporation entered into a separation agreement with its former President and Chief Operating Officer of Products, Henry A. Jallos. Mr. Jallos, whose employment with the Company ended on July 10, 2007, will receive: (i) his salary in effect on his retirement date ($600,000) through June 30, 2009, payable in semi-monthly installments; and (ii) bonuses earned under the Company's executive incentive plan for fiscal year 2006 in the amount of $345,000, which is payable in April 2008, and for fiscal year 2007 in the amount of $240,000, which is payable in April 2009. Unvested stock options held by Mr. Jallos will continue to vest and may be exercised by Mr. Jallos pursuant to the terms and conditions set forth in the applicable stock option agreements as if his employment with the Company continued. Mr. Jallos must refrain from making disparaging statements regarding the Company and its directors and employees, and will remain obligated through June 30, 2009 to continue to comply with the provisions of our standard employee agreement, which requires that he keep the Company's confidential information confidential and that he comply with the Company's employee code of conduct. Under the standard employee agreement, he will also be prohibited until June 30, 2010 from competing with the Company, soliciting the Company's clients and soliciting or recruiting the Company's employees.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            COMPUWARE CORPORATION


Date: July 27, 2007                         By: /s/ Laura Fournier
                                                -----------------------------
                                            Senior Vice President and
                                            Chief Financial Officer